First Trust Advisors L.P.
                      120 E. Liberty Drive
                            Suite 400
                    Wheaton, Illinois  60187




                              November 25, 2008


First Trust Portfolios L.P.
120 E. Liberty Drive
Suite 400
Wheaton, Illinois  60187

     Re:  FT 1891

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
154779 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President